CONFIDENTIAL Exhibit 4.9 [***] CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) (IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED. AMENDMENT NO. 5 TO NETWORK INFRASTRUCTURE SERVICES AGREEMENT THIS AMENDMENT NO. 5 made the date of last signature by the Parties below. BETWEEN: TELUS COMMUNICATIONS INC., a corporation created under the Laws of the Province of British Columbia, having its registered office at 7th Floor, 510 West Georgia Street, Vancouver, British Columbia, V6B 0M3, (“TCI”) - and - TELUS COMMUNICATIONS (U.S.) INC., a corporation created under the Laws of the State of Delaware, having its registered office at 1209 Orange Street, Wilmington, DE 19801, (“TC U.S.”) - and - TELUS INTERNATIONAL (CDA) INC., a corporation incorporated under the Laws of the Province of British Columbia, having a place of business at 25 York Street, Toronto, Ontario, M5J 2V5, (“TI CDA”). - and - TELUS INTERNATIONAL HOLDING (U.S.A.) CORP., a corporation incorporated under the Laws of the State of Delaware, having its registered office at 2711 Centerville Road, Wilmington, DE 19808, (“TIHUS”) WHEREAS: A. TCI, TC U.S., TI CDA and TIHUS entered into a Network Infrastructure Services Agreement dated effective January 1, 2021 (TCI Contract No. 168116) (the “Agreement”); B. TCI, TC U.S., TI CDA and TIHUS entered into an (i) Amendment No. 1 to Network Infrastructure Services Agreement dated July 19, 2021, (ii) Amendment No. 2 to

2 Network Infrastructure Services Agreement dated December 6, 2022, (iii) Amendment No. 3 to Network Infrastructure Services Agreement dated March 23, 2023, and (iv) Amendment No. 4 to Network Infrastructure Services Agreement dated December 20, 2023; and C. TCI, TC U.S., TI CDA and TIHUS wish to further amend the Agreement in accordance with the terms and conditions of this Amendment No. 5 to Network Infrastructure Services Agreement (“Amendment No. 5”). NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements hereinafter set out, the Parties hereto agree as follows. 1. Where words and expressions which are defined in the Agreement are used herein, such words and expressions shall have the meaning ascribed to them in the Agreement unless otherwise specifically provided for herein. 2. Effective as and from the date of last signature by the Parties below, the Parties agree to amend the terms and conditions of the Agreement as follows: (a) Table “A” under Section B (Service Terms and Conditions: Business Long Distance Services) of Schedule A-2 – Service Schedule – Business Long Distance Services of the Agreement is deleted and replaced in its entirety with the following: [***] (b) The following Schedule reference is added to Section 1.8 (Schedules) of the Agreement. Schedule A-12 Service Schedule – Call Termination Service (c) The Schedule set forth in Attachment A to this Amendment No. 5 is added to the Agreement as Schedule A-12 – Service Schedule – Call Termination Service. 3. Except as amended herein all of the terms and conditions of the Agreement remain in full force and effect for the term of the Agreement. In the event of any conflict or inconsistency between this Amendment No. 5 and the Agreement, the terms of this Amendment No. 5 shall govern. 4. This Amendment No. 5 shall be binding upon the Parties hereto and their respective successors and permitted assigns. 5. This Amendment No. 5 and its application and interpretation will be governed exclusively by the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein. [The remainder of the page is intentionally left blank.]

3 6. This Amendment No. 5 may be executed in any number of counterparts, which may be exchanged by facsimile or other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. IN WITNESS HEREOF, the Parties have caused this Amendment No. 5 Agreement to be executed by their duly authorized officers. TELUS COMMUNICATIONS INC. TELUS INTERNATIONAL HOLDING (U.S.A.) CORP. Per: /s/ Danny Trinca Per: /s/ Martin Viljoen Name: Danny Trinca Name: Martin Viljoen Title: Director – Sales-Partner Solutions Title: Vice President Date: March 28, 2024 Date: March 28, 2024 TELUS COMMUNICATIONS (CDA) INC. TELUS INTERNATIONAL (U.S.) INC. Per: /s/ Martin Viljoen Per: /s/ Erin Emmott Name: Martin Viljoen Name: Erin Emmott Title: Vice President Title: President Date: March 28, 2024 Date: March 28, 2024

4 ATTACHMENT A TO AMENDMENT NO. 5 SCHEDULE A-12 SERVICE SCHEDULE – CALL TERMINATION SERVICE

5 ATTACHMENT A TO SERVICE SCHEDULE A-12 RATES AND TRAFFIC DISTRIBUTION – NON-COMMITTED TRAFFIC